                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                              OVERHILL FARMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________

     (5) Total fee paid:
         _______________________________________________________________________

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         _______________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

     (3) Filing Party:
         _______________________________________________________________________

     (4) Date Filed:
         _______________________________________________________________________

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058





Dear Stockholders:

         You are cordially invited to attend the 2004 annual meeting of stockholders of Overhill Farms, Inc. that will be held on October 28, 2004 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058. All holders of our outstanding common stock and the holder of all of our outstanding Series A Convertible Preferred Stock as of the close of business on September 7, 2004 are entitled to vote at the meeting.

         Enclosed are a copy of the notice of meeting of stockholders, a proxy statement, a proxy card and our latest annual report on Form 10-K. A current report on our business operations will be presented at the meeting and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the meeting.

                                 Sincerely,

                                 /S/ James Rudis

                                 James Rudis
                                 Chairman, President and Chief Executive Officer

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058
                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 28, 2004

         NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders of Overhill Farms, Inc. will be held on October 28, 2004 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058, for the following purposes:

         (1)      to elect nine nominees to our board of directors; and

         (2) to transact such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         Our board of directors has fixed the close of business on September 7, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of our common stock and the holder of our Series A Convertible Preferred Stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

         Holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Directors will be elected by a plurality of the votes cast.

         Accompanying this notice are a proxy card, a proxy statement and copy of our latest annual report. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting.

                                 By Order of the Board of Directors,

                                 /S/ James Rudis

                                 Chairman, President and Chief Executive Officer
Vernon, California
September 17, 2004

                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE 2004 ANNUAL MEETING OF STOCKHOLDERS. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, IF YOU SO DESIRE, BUT WILL HELP US TO SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Introduction...................................................................1

Proposal  1 - Election of Directors............................................3

Stockholder Proposals.........................................................26

Available Information.........................................................27

Annual Report.................................................................27

Other Matters.................................................................28

Appendix A - Amended and Restated Audit Committee Charter....................A-1

Appendix B - Compensation Committee Charter .................................B-1

Appendix C - Nominating and Governance Committee Charter.....................C-1

Appendix D - Proxy Card......................................................D-1

Performance Graph........................................................EX-99.1

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058
                             -----------------------

                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 28, 2004
                             -----------------------

                                  INTRODUCTION

DATE, TIME, PLACE, PURPOSE

         This proxy statement is being furnished to holders of common stock and Series A Convertible Preferred Stock of Overhill Farms, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at the 2004 annual meeting of our stockholders, or at any adjournments and postponements of that meeting. This proxy statement and accompanying form of proxy card are first being sent or given to our stockholders on or about September 24, 2004.

         Our 2004 annual meeting of stockholders will be held on October 28, 2004 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058. At the annual meeting, you will be asked to consider and vote upon the proposal described in this proxy statement and the accompanying notice of meeting and such other matters as may properly come before the meeting.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         We have two classes of capital stock outstanding, common stock and Series A Convertible Preferred Stock. Only holders of record of our common stock and the holder of record of all of our Series A Convertible Preferred Stock at the close of business on September 7, 2004, which date has been set as the record date, are entitled to notice of and to vote at the meeting.

         As of the close of business on the record date, there were 14,805,556 shares of our common stock outstanding and entitled to vote at the meeting, held of record by 184 stockholders and 23.57 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote at the meeting, held of record by one stockholder.

         Each holder of record of our common stock on the record date is entitled to cast one vote per share on each proposal. The holder of record of our Series A Convertible Preferred Stock on the record date is entitled to cast 12,010 votes per share on each proposal. The holders of record of our common stock and the holder of record of our Series A Convertible Preferred Stock will vote together as a single class on the proposal. Directors will be elected by a plurality of the votes cast.

SOLICITATION OF PROXIES

         The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "FOR" the proposal described on the proxy card.

         A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

         o delivering to our Secretary (by any means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         o signing and delivering to our Secretary (by any means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy.)

         Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposal referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We will provide a proxy card and proxy material to the holder of our Series A Convertible Preferred Stock. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

QUORUM AND TABULATION OF VOTES

         The required quorum for the transaction of business at the 2004 annual meeting of stockholders is a majority of the shares of our stock issued and outstanding and entitled to vote at the meeting. Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting.

         Shares of our common stock and shares of Series A Convertible Preferred Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter. Abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of any proposal and will not be counted as votes for or against any proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors recommends that our stockholders vote "FOR" the proposal described in this proxy statement and the accompanying notice of meeting.

         THE PROPOSAL TO BE VOTED UPON AT THE MEETING IS DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Our bylaws provide that our board of directors shall consist of not less than three nor more than ten directors, with the exact number of directors that constitutes our board of directors to be set exclusively by a resolution of our board of directors. The number of directors on our board of directors currently is set at nine and there are no vacancies on our board of directors.

         Our board of directors proposes that our stockholders elect the following nine nominees to our board of directors: James Rudis, John L. Steinbrun, William E. Shatley, Harold Estes, Geoffrey A. Gerard, John E. McConnaughy, Jr., Alexander Auerbach, Louis J. Giraudo and Alexander Rodetis, Jr. Each of these nominees is, at present, a member of our board of directors. Biographical information on the nominees to our board of directors is set forth below under the heading "Directors and Executive Officers."

         Levine Leichtman Capital Partners II, L.P. ("LLCP"), an investment fund that is our largest stockholder and is the holder of our secured senior subordinated debt and an affiliate of the holder of our senior debt, has the right to designate up to four nominees to our board of directors and Mr. Rudis has agreed to vote his shares of our common stock in favor of the election of those nominees. However, LLCP does not have any nominees currently serving on our board and has not designated nominees for election at our 2004 annual stockholders' meeting.

         Proxies held by management will be voted in favor of the election of these nine nominees unless the stockholder giving a proxy indicates that the proxy shall not be voted for any or all of them. If for any reason any of the nine nominees should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies held by management may be voted for a substitute nominee, if any, as recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         Below is information regarding our executive officers, directors and director nominees as of September 18, 2004:

                                                       PRESENT
                                                     POSITIONS HELD                                DIRECTOR
        NAME                          AGE            IN OUR COMPANY                                  SINCE
--------------------------------   --------   ----------------------------------------------       --------
James Rudis                            54     Chairman of the Board, President, Chief                 1995
                                              Executive Officer, Director and Director Nominee

John L. Steinbrun                      40     Senior Vice President, Chief Financial Officer,         2003
                                              Director and Director Nominee

Richard A. Horvath                     58     Senior Vice President and Secretary                      -

William E. Shatley                     58     Senior Vice President, Treasurer, Director and          1998
                                              Director Nominee

Harold Estes(2)(4)                     64     Director and Director Nominee                           2002

Geoffrey A. Gerard(1)(2)(3)            59     Director and Director Nominee                           2002

John E. McConnaughy, Jr.(1)(2)(3)      75     Director and Director Nominee                           2002

Alexander Auerbach                     60     Director and Director Nominee                           2004

Louis J. Giraudo(4)                    58     Director and Director Nominee                           2004

Alexander Rodetis, Jr.(1)              62     Director and Director Nominee                           2004

--------

(1)  Member of audit committee.
(2)  Member of compensation committee.
(3)  Member of nominating and governance committee.
(4) Effective immediately following our 2004 annual stockholders' meeting, Mr. Giraudo will replace Mr. Estes as a member of our compensation committee.

         The following information regarding the principal occupations and other employment of our directors, director nominees and executive officers during the past five years and their directorships in certain companies is as reported to us by each of them.

         JAMES RUDIS was elected to our board of directors in April 1995 and has served as President since June 1997. He also served as a director of TreeCon Resources from December 1992 to December 2003 and until December 2003 had served as President of TreeCon Resources since July 1997 and Chairman and Chief Executive Officer of TreeCon Resources since February 1998. He served as Executive Vice President of TreeCon Resources from March 1994 until July 1997. Prior to his employment with us and with TreeCon Resources, Mr. Rudis was President of Quorum Corporation, a private consulting firm involved in acquisitions and market development. From 1970 until 1984, he held various executive positions in CIT Financial Corporation, including Vice President and Regional Manager of that company's Commercial Finance Division.

         JOHN L. STEINBRUN was elected to our board of directors in August 2003 and has served as our Senior Vice President and Chief Financial Officer since April 2003. Mr. Steinbrun has been President of The Steinbrun Group, a business and financial consulting firm, since April 2000. He served as Chief Financial Officer and Chief Operating Officer of Metropolitan Provisions LLC, a foodservice distribution company, from November 2000 to June 2001. From September 1996 to March 2000, Mr. Steinbrun was Chief Financial Officer and Vice President of Operations of Ancra International LLC, an aerospace and transportation equipment manufacturer. From February 1992 to August 1996, he was Director of Finance and Operations for Davis Wire Corporation, a manufacturer of steel wire and wire products. Mr. Steinbrun, a certified public accountant, served as a senior accountant with Touche Ross and Co. from 1985 to 1988. He holds a B.S. in Accounting from Loyola Marymount University and an M.B.A. in Finance from The University of Chicago.

         RICHARD A. HORVATH has served as our Senior Vice President and Secretary since November 1997. Mr. Horvath also served as our Chief Financial Officer from November 1997 through March 2003 and as a member of our board of directors from November 1999 to September 2004. Mr. Horvath has been in the food industry for almost 30 years. Prior to his employment at Overhill Farms, Mr. Horvath served as the Chief Financial Officer of Martino's. During the period of 1973 to 1996, he held various positions with the Carnation Company, Star Kist Foods and Mission Foods.

         WILLIAM E. SHATLEY was elected to our board of directors and was named as our Senior Vice President and Treasurer in February 1998. Mr. Shatley served as Senior Vice President of TreeCon Resources from March 1994 until October 2002 and as a director of TreeCon Resources from February 1998 until October 2002. He joined TreeCon Resources in an executive capacity in October 1993, having previously served on an advisory basis since the relocation of its corporate offices to Texas in 1992. Mr. Shatley, a certified public accountant since 1970, previously conducted his own consulting and accounting practice from 1982 to 1993, after having served as Vice President and Chief Financial Officer of a communications security equipment manufacturer from 1977 to 1982 and in an executive capacity with a national accounting firm from 1968 to 1977.

         HAROLD ESTES was appointed to our board of directors in October 2002. Mr. Estes is the President of Texas Timberjack, Inc. ("TTI"), a wholly-owned subsidiary of TreeCon Resources. He was elected as a director of TreeCon Resources in February 1996 and resigned from the TreeCon Resources board of directors in April 1997. TTI is a distributor of industrial and commercial timber and logging equipment and is also engaged in certain related timber and sawmill operations. Mr. Estes has been President of TTI since 1984, when he acquired TTI from Eaton Corporation. Mr. Estes previously served as a director of Newton Bancshares, Inc., the parent of First National Bank of Newton (Texas) for approximately ten years until the sale of the bank in October 2001.

         GEOFFREY A. GERARD was elected to our board of directors in February 2002. Mr. Gerard served as Secretary and General Counsel of Equivest, Inc. from 1975 to 1977. Mr. Gerard then served as Secretary and General Counsel for two privately held oil and gas exploration companies until 1978. Mr. Gerard has been in the private practice of law in Dallas County, Texas since 1978, specializing in business transactions. Mr. Gerard received his B.S. in Business-Finance and his J.D. from Indiana University.

         JOHN E. MCCONNAUGHY, JR. was appointed to our board of directors in October 2002. Mr. McConnaughy has served as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and Chief Executive Officer of Peabody International Corp. and Chairman and Chief Executive Officer of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy served as Chairman of Excellence Group, LLC, which filed a petition for bankruptcy under Chapter 11 in January 1999 and currently serves on the boards of four other public companies (Allis-Chalmers Corporation, Consumer Portfolio Services, Levcor International, Inc. and Wave Systems Corp.) He also serves on the Board of Trustees and Executive Committee of the Strang Cancer Prevention Center and as Chairman of the Board for the Harlem School of the Arts. Mr. McConnaughy holds a B.A. in Economics from Denison University and an M.B.A. in Marketing and Finance from the Harvard Graduate School of Business Administration.

         ALEXANDER AUERBACH was appointed to our board of directors in September 2004. Mr. Auerbach is President of Alexander Auerbach & Co., Inc., a public relations and marketing services firm that he founded in 1986. Prior to establishing Alexander Auerbach & Co., Inc., Mr. Auerbach served as Chief Operating Officer of two magazine publishing companies. Earlier in his career, Mr. Auerbach was a senior member of the business and financial news staff of The Los Angeles Times and a financial writer for The Boston Globe. Mr. Auerbach holds a B.A. from Columbia and an M.B.A. from the University of California at Los Angeles.

         LOUIS J. GIRAUDO was appointed to our board of directors in September 2004. Mr. Giraudo is a Co-Founder and Principal of GESD Capital Partners, a private equity firm. Prior to co-founding GESD Capital Partners in January 1999, Mr. Giraudo was Chief Executive Officer of Preferred Capital Markets from January 1999 to December 2002, where he co-directed the development of Preferred Trade, Inc., an online brokerage business. Mr. Giraudo served as Chairman and Chief Executive Officer of the Pacific Coast Baking Company from 1986 to 1993 and as Chairman of Mother's Cake & Cookie Company from 1990 to 1993. Mr. Giraudo has practiced corporate, business and labor law since 1974 and has been a partner at the law firm of Coblentz, Patch, Duffy & Bass, LLP since 1983. In addition, Mr. Giraudo has held several appointed public service positions throughout his career, including Chairman of the Board of Trustees of the University of San Francisco, President of the San Francisco Police Commission, President of the San Francisco Public Utilities Commission and President of the San Francisco Board of Permit Appeals. Mr. Giraudo currently serves on the boards of directors of Andre-Boudin Bakeries, Inc., Golden County Foods, Inc., SoCal Bakeries, Inc., Pabst Brewing Company and Suburban House Furniture Company. Mr.Giraudo holds a B.A. in Political Science, a J.D. from the University of San Francisco and a Doctorate of Humane Letters in Education (Honoris Causa) from the University of San Francisco. Mr. Giraudo was awarded the title of Papal Knight of the Order of St. Gregory the Great by Pope John Paul II in September 2000.

         ALEXANDER RODETIS, JR. was appointed to our board of directors in September 2004. Mr. Rodetis has been in the financial services community for over thirty years. Mr. Rodetis has been Vice President and Manager of the Inventory Appraisal Division and its Marketing and Strategic Planning Coordinator at The Daley-Hodkin Group, a valuations, asset disposition and consulting organization, since March 2004. From September 2003 to March 2004 he served as Vice President and Portfolio Manger of IDB Bank. Mr. Rodetis served as Senior Vice President of General Motors Acceptance Corporation's Commercial Finance Division from April 2002 to August 2003, where he co-founded the Special Assets Group. From October 1998 to April 2002, Mr. Rodetis served as Executive Vice President of The Merchants Bank of New York where he co-founded the asset-based lending corporation for that bank. Prior to that, he served as Vice President of Fremont Financial Corp. and of National Westminster Bancorp and held various positions at other banking institutions including, The Chase Manhattan Bank and Citibank North America, Inc. Mr. Rodetis earned a B.S. in Accounting, a B.A. in Business Administration and an M.B.A. in finance from Fairleigh Dickinson University. He has also completed financial analysis and corporate finance courses at The Harvard School of Business.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         Our directors are elected at each annual stockholders' meeting or at such other times as reasonably determined by our board of directors. Each of our directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each of our executive officers serves at the discretion of our board of directors. There are no family relationships among our executive officers, directors and director nominees.

BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended September 28, 2003, our board of directors held one meeting and took action by unanimous written consent on five occasions. During fiscal year 2003, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the board of directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

         Our board of directors has standing audit, compensation and nominating and governance committees. In addition, as described below under the heading "Stockholder Proposals," our bylaws provide that stockholders may also nominate persons for election to our board of directors. Also, as discussed elsewhere in this proxy statement, LLCP has the right to designate up to four nominees to our board of directors and Mr. Rudis has agreed to vote his shares of our common stock in favor of the election of LLCP's nominee(s). However, LLCP has chosen not to designate any nominees for election at our 2004 annual stockholders' meeting.

     AUDIT COMMITTEE

         Effective as of October 29, 2002, the date of the spin-off, we formed the audit committee to be composed of three non-employee directors. The audit committee initially was composed of Messrs. Gerard and McConnaughy and then-director Mr. Robert W. Schleizer. From April 2003 to September 17, 2004, the audit committee was composed of Messrs. Gerard, McConnaughy and Estes, with Mr. McConnaughy serving as the committee chairman. Four audit committee meetings were held during fiscal year 2003.

         Our board of directors has determined that Mr. McConnaughy is an "audit committee financial expert" and that Messrs. Gerard and McConnaughy are "independent" as defined in Section 121(A) of the listing standards of the American Stock Exchange ("AMEX"). Mr. Estes is the president of Texas Timberjack, Inc., a wholly-owned subsidiary of our former parent, TreeCon Resources and therefore is not considered independent under Section 121(A). However, Mr. Estes is not a current employee or immediate family member of a current employee of our company and our board of directors has determined that Mr. Estes' membership on the audit committee is in the best interests of our company and stockholders because of Mr. Estes' background and business experience and his familiarity with our company and because it has been desirable to continue to have three, rather than two, members on our audit committee.

         To ensure our compliance with new AMEX rules that apply to us immediately following our 2004 annual meeting, our board of directors has appointed Messrs. McConnaughy, Gerard and Rodetis to our audit committee effective as of September 18, 2004, with Mr. McConnaughy continuing as committee chairman. Our board of directors has determined that Mr. Rodetis is independent under Section 121(A).

         The audit committee operates pursuant to a charter approved by our board of directors and audit committee, according to the rules and regulations of the Securities and Exchange Commission ("Commission") and AMEX. A copy of the charter, as amended and restated, is attached as Appendix A to this proxy statement. The committee's principal functions are to monitor our financial reporting process and internal control system, review and appraise the audit efforts of our independent auditors and provide an open avenue of communication among our independent accountants, financial and senior management and our board of directors.

     COMPENSATION COMMITTEE

         Effective as of October 29, 2002, we formed the compensation committee to be composed entirely of non-employee directors. The compensation committee initially was composed of Messrs. Gerard and McConnaughy and then-director Mr. Schleizer. Since April 2003, the compensation committee has been composed of Messrs. Gerard, McConnaughy and Estes, with Mr. McConnaughy serving as the committee chairman.

         New AMEX rules require that compensation of our executive officers be determined, or recommended to our board for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on our board of directors. Our board of directors has determined that Messrs. Gerard and McConnaughy are independent under Section 121(A) of the AMEX listing standards but, as described above, that Mr. Estes is not considered independent under Section 121(A). However, Mr. Estes is not a current employee or immediate family member of a current employee of our company and our board of directors determined that Mr. Estes' membership on the compensation committee was in the best interests of our company and stockholders because of Mr. Estes' background and business experience and his familiarity with our company and because it has been desirable to have three, rather than two, members on our compensation committee.

         To ensure our compliance with the new AMEX rules, our board of directors has appointed Messrs. McConnaughy, Gerard and Giraudo to our compensation committee effective immediately following our 2004 annual stockholders' meeting, with Mr. McConnaughy continuing as committee chairman. Our board of directors has determined that Mr. Giraudo is independent under
Section 121(A).

         The compensation committee's primary functions are to administer our employee stock option plans, approve grants of securities under those plans and approve compensation for our executive officers. The entire board of directors also may perform these functions with respect to our employee stock option plans. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee. A copy of the charter is attached as Appendix B to this proxy statement. One compensation committee meeting was held during fiscal year 2003.

     NOMINATING AND GOVERNANCE COMMITTEE

         New AMEX rules require that board of director nominations must be either selected, or recommended for the board's selection, by either a nominating committee comprised solely of independent directors or by a majority of our independent directors. Effective as of September 17, 2004, we formed the nominating and governance committee to be composed entirely of non-employee directors who meet AMEX independence standards. The committee currently is comprised of Messrs. Gerard and McConnaughy, with Mr. Gerard serving as committee chairman. The nominating and governance committee assists our board of directors with its nominating function and with reviewing and evaluating our compliance with corporate governance requirements as described in the committee's charter referenced below. The committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by our stockholders. Stockholders who desire to recommend candidates for the board for evaluation may do so by contacting us in writing, identifying the potential candidate and providing background information. See "Security Holder Communications with the Board of Directors." Candidates may also come to the attention of the committee through current board members, professional search firms and other persons. In evaluating potential candidates, the committee will take into account a number of factors, including among others, the following:

         o    independence from management;

         o    whether the candidate has relevant business experience;

         o    judgment, skill, integrity and reputation;

         o    existing commitments to other businesses;

         o    corporate governance background;

         o financial and accounting background, to enable the nominating committee to determine whether the candidate would be suitable for audit committee membership; and

         o    the size and composition of the board.

         The committee operates pursuant to a charter approved by our board of directors and the committee. A copy of the charter is attached as Appendix C to this proxy statement. Because the committee was created recently, each of the nominees included in our proxy card for the 2004 annual meeting of stockholders was selected by our full board of directors rather than by the committee.

SECURITY HOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

         Our board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of our board of directors, or the independent directors as a group, any committee of our board of directors or any chair of any such committee, by mail or electronically. To communicate with our board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to our board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 2727 East Vernon Avenue, Vernon, California 90058. To communicate with any of our directors electronically, security holders should send an e-mail "c/o Secretary," at info@overhillfarms.com.

         All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our board of directors will be forwarded promptly to the addressee. In the case of communications to our board of directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our 2003 annual meeting of stockholders, we had seven directors, five of whom were in attendance at our 2003 annual meeting of stockholders.

DIRECTORS' COMPENSATION

         Prior to October 2002, directors received no cash compensation for serving on our board of directors or any committee, although directors were and continue to be reimbursed for expenses incurred in attending board of directors and committee meetings. Since October 2002, non-employee directors have been entitled to $2,500 per month in consideration for their service on our board of directors. We may also periodically award options to our directors under our 2002 Employee Stock Option Plan or otherwise. During fiscal year 2003, we granted options to purchase an aggregate of 672,000 shares of our common stock to our directors and executive officers under our 2002 Employee Stock Option Plan. Each of the options was a fully-vested five-year option that had an exercise price equal to the fair market value of a share of our common stock on the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the regulations thereunder, require the directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("reporting persons") to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all reports that they file. John L. Steinbrun, Senior Vice President, Chief Financial Officer and director, filed a late Form 3 reporting the fact that he had become a reporting person when he was appointed Chief Financial Officer. Mr. Steinbrun also filed a late Form 4 to report six transactions that were reportable on two separate Form 4s; and directors Harold Estes, John McConnaughy and Geoffrey Gerard are each preparing to file one Form 4 to report one transaction.

CODES OF CONDUCT AND ETHICS

         AMEX rules that were approved by the Commission on December 1, 2003 required, among other things, that we adopt one or more codes of conduct and ethics no later than six months after that date. The codes of conduct and ethics must be applicable to all of our directors, officers and employees, meet the definition of a "code of ethics" as set forth in Item 406(b) of Regulation S-K of the Securities and Exchange Commission and otherwise comply with AMEX rules.

         We have adopted codes of conduct and ethics that meet the AMEX and Commission requirements. We will provide a copy of the codes of conduct and ethics to any person without charge, upon written request to Overhill Farms, Inc., Attention: Investor Relations, 2727 East Vernon Avenue, Vernon, California 90058.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total return on companies in the S&P 500 Index and of Armanino Foods of Distinction, Inc., Gardenburger, Inc. and Monterey Pasta Company (collectively, the "Peer Group"), assuming reinvestment of dividends for the period beginning November 1, 2002 (the day upon which our common stock began trading publicly) and ending September 26, 2003 (the last trading day of fiscal year 2003). This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on October 31, 2002.

              [graph of COMPARISON OF CUMULATIVE TOTAL RETURN here]
                                See Exhibit 99.1


                                                  COMPARISON OF CUMULATIVE TOTAL RETURN($)


                              Oct. 2002      Nov. 2002      Dec. 2002      Jan. 2003      Feb. 2003      Mar. 2003
                              ---------      ---------      ---------      ---------      ---------      ---------
Overhill Farms, Inc.          100.000         85.500         80.000         62.500         38.000         35.000
S&P 500 Index                 100.000        105.886         99.665         97.055         95.598         96.527
Peer Group                    100.000        105.081         62.086         65.786         61.903         52.076


                              Apr. 2003      May 2003       June 2003      July 2003      Aug. 2003      Sept. 2003
                              ---------      --------       ---------      ---------      ---------      ----------
Overhill Farms, Inc.           20.000         24.000         35.000         51.000         32.500         28.500
S&P 500 Index                 104.477        109.982        111.385        113.349        115.560        114.332
Peer Group                     59.126         63.085         81.047         74.230         81.314         62.829


EXECUTIVE COMPENSATION

         The following table sets forth for fiscal years 2003, 2002 and 2001 compensation awarded or paid to Mr. James Rudis, our Chairman, Chief Executive Officer and President and Mr. William E. Shatley, our Senior Vice President and Treasurer, for services rendered to TreeCon Resources and its subsidiaries (including Overhill Farms, Inc.). Mr. Rudis and Mr. Shatley are the only individuals who served as executive officers of TreeCon Resources during the year ended September 30, 2003 who also served as Overhill Farms, Inc. executive officers. The following table also sets forth for fiscal years 2003, 2002 and 2001 compensation awarded to Mr. John L. Steinbrun, our Senior Vice President and Chief Financial Officer and Mr. Richard A. Horvath, our Senior Vice President and Secretary, for services rendered to Overhill Farms, Inc. The compensation described in this table for Mr. Rudis and Mr. Shatley was paid by TreeCon Resources and/or Overhill Farms. Mr. Rudis, Mr. Shatley, Mr. Steinbrun and Mr. Horvath are also referred to in this section as "named executive officers." Other than as indicated in the table below, none of our executive officers received salary plus bonus in excess of $100,000 for fiscal year 2003.


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                  ANNUAL COMPENSATION                    AWARDS
                                      --------------------------------------------    ------------
                                                                        OTHER          SECURITIES
    NAME AND                                                           ANNUAL          UNDERLYING
PRINCIPAL POSITIONS           YEAR       SALARY          BONUS     COMPENSATION(1)     OPTIONS(5)      COMPENSATION
--------------------------    ----    --------------  ----------   ---------------    -------------    -------------
James Rudis,                  2003       $239,806          --              --              300,000             --
   Chief Executive Officer    2002       $239,530          --              --                 --               --
   and President              2001       $239,530       $40,000            --                 --               --

John L. Steinbrun,            2003       $115,234(2)       --              --               50,000             --
   Senior Vice President      2002           --            --              --                 --               --
   and Chief Financial        2001           --            --              --                 --               --
   Officer

Richard A. Horvath,           2003       $147,200(3)       --              --               20,000             --
   Senior Vice President,     2002       $147,200          --              --                 --               --
   Secretary and Former       2001       $147,200       $20,000            --                 --               --
   Chief Financial Officer

William E. Shatley,           2003       $177,125(4)       --              --              150,000             --
   Senior Vice President      2002       $176,700          --              --                 --               --
   and Treasurer              2001       $176,700       $15,000            --                 --               --
-----------

(1) The named executive officers each received certain perquisites and other personal benefits from Overhill Farms and/or TreeCon Resources during fiscal years 2003, 2002 and 2001. These perquisites and other personal benefits, however, did not equal or exceed 10% of the named executive officers' salary and bonus during fiscal years 2003, 2002 or 2001.
(2)  Mr. Steinbrun's employment with our company commenced April 1, 2003.
(3)  Mr. Horvath served as our Chief Financial Officer until March 31, 2003.
(4)  Includes salary for which payment has been deferred as discussed below.
(5)  Stock options granted during fiscal year 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding options granted in fiscal year 2003 to the named executive officers. We did not grant any stock appreciation rights in fiscal year 2003. This information includes hypothetical potential gains from stock options granted in fiscal year 2003. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of our common stock price over the ten-year life of the stock options granted in fiscal year 2003. These assumed rates of growth were selected by the Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.

                                                         INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                                     ----------------------------                        VALUE AT
                                       NUMBER OF      PERCENT OF                                      ASSUMED ANNUAL
                                       SECURITIES    TOTAL OPTIONS                                 RATES OF APPRECIATION
                                       UNDERLYING      GRANTED TO       EXERCISE                     FOR OPTION TERM(3)
                           GRANT         OPTIONS      EMPLOYEES IN      PRICE PER   EXPIRATION    ------------------------
NAME                        DATE         GRANTED      FISCAL YEAR(1)      SHARE        DATE            5%          10%
-----------------------    --------   --------------  --------------    ----------  ------------  -----------  -----------
James Rudis.............   10/01/02      300,000(3)        57.7%           $1.60      09/30/12      $303,000     $765,000
John L. Steinbrun.......   04/01/03       50,000(3)         9.6%           $0.70      03/31/08      $  9,500     $ 21,500
Richard A. Horvath......   10/01/02       20,000(3)         3.8%           $1.60      09/30/12      $ 20,200     $ 51,000
William E. Shatley......   10/01/02      150,000(3)        28.9%           $1.60      09/30/12      $151,500     $382,500
___________


(1) Based on options to purchase 520,000 shares granted to our employees during fiscal year 2003.

(2) Calculated using the potential realizable value of each grant.

(3) The options vested and became exercisable on the date of grant.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding the number of shares of common stock underlying exercisable and unexercisable options held by the named executive officers at September 28, 2003. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. None of the options were in-the-money at September 28, 2003 and no options were exercised by the named executive officers during fiscal year 2003.

                                                                   NUMBER OF
                                                               SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                 SHARES                          SEPTEMBER 28, 2003            SEPTEMBER 28, 2003(1)
                                ACQUIRED         VALUE       ---------------------------   ---------------------------
NAME                           ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------      -----------      --------     -----------   -------------   -----------   -------------
James Rudis...............          --             --           300,000         --              --              --
John L. Steinbrun.........          --             --            50,000         --              --              --
Richard A. Horvath........          --             --            20,000         --              --              --
William E. Shatley........          --             --           150,000         --              --              --
_______________

(1) Based on the last reported sale price of our common stock of $0.57 on September 26, 2003 (the last trading day during fiscal year 2003) as reported by the American Stock Exchange, minus the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         We are a party to employment agreements with James Rudis, our Chief Executive Officer and President, William E. Shatley, our Senior Vice President and Treasurer, and John L. Steinbrun, our Senior Vice President and Chief Financial Officer. We do not maintain employment agreements with any of our other personnel.

     JAMES RUDIS AND WILLIAM E. SHATLEY EMPLOYMENT AGREEMENTS

         Mr. Rudis' and Mr. Shatley's initial employment agreements entered into with TreeCon Resources and us each had an initial term of five years, commencing November 1, 1999, automatically renewing from year to year thereafter unless terminated by either party. These agreements provide that we will review their compensation annually and may increase it in a percentage not less than that of the annual increase in the cost of living. Each employment agreement contains a covenant by the executive not to compete with us during the term of his employment and for a period of one year thereafter. We have agreed to make available at our expense for each of the executives a $1 million life insurance policy payable to a beneficiary of his choice and to pay to each of the executives up to $800 per month for an automobile lease and to reimburse each of them for all operating expenses relating to the leased automobile.

         These employment agreements also provide that if the executive is terminated by reason of his death or disability, he or his estate is entitled to receive:

         o his base salary through date of termination, which is the last day of the month in which his death occurs or the earlier of the date that is six months after he becomes disabled or the date that he is eligible to receive long-term disability benefits;

         o all bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which the bonus was earned;

         o    accrued but unused vacation and sick leave pay;

         o reimbursement for reasonable and necessary business expenses incurred before termination;

         o    all rights to which he is granted under our life insurance policy;
              and

         o all amounts to which he is entitled under any profit sharing plan of our company.

         If the executive voluntarily resigns prior to the end of the term, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability and accrued but unused personal business days paid at a per diem rate equivalent to the executive's then current salary, provided, however, that he will not be entitled to receive any bonus payments.

         If the executive is terminated for cause, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability, except that he is not entitled to receive any reimbursement of business expenses. If he is terminated other than for cause, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability, his salary for the remainder of the term of the agreement, any bonus earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned, accrued but unused personal business days paid at a per diem rate equivalent to the executive's then current salary and monthly payments for one year equal to the monthly premium required to maintain his life and health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 under our group insurance plan. If he is terminated other than for cause, he is also entitled to have all indebtedness by him to us forgiven and to use the car provided to him in his employment agreement for one year following the date of termination.

         Effective as of October 30, 2003, we amended Mr. Rudis' employment contract with us to provide, among other things, for an increase in his annual compensation to $275,000 from $230,000. This amendment also provided that the term of his employment agreement with us be extended to end on October 31, 2006 and shall continue to extend from year to year thereafter unless terminated by us upon giving minimum notice of at least ninety days prior to the expiration of the initial term or the anniversary or renewal date of the beginning of the next annual extension period.

         Effective as of May 1, 2003, we restructured the payment of Mr. Shatley's salary. Pursuant to the terms of his employment agreement, he was then entitled to a monthly salary of $15,000. We agreed with Mr. Shatley that his salary will be paid at the monthly rate of $7,500 through the term of his employment agreement, which expires on October 31, 2004 and the remaining balance of the $15,000 monthly salary will be paid in four quarterly installments, the first of which will be payable upon the expiration of the employment agreement. If we reach satisfactory terms for continued employment, any offer by us of continued employment will take into consideration this deferment.

     RICHARD A. HORVATH EMPLOYMENT AGREEMENT

         Mr. Horvath's employment agreement, which included a covenant not to compete with us during the term of his employment and for a period of one year thereafter, expired on October 31, 2003. Mr. Horvath's employment is continuing on an at-will basis at an annual salary of $140,000. He is entitled to an automobile allowance consistent with our usual practice.

     JOHN L. STEINBRUN EMPLOYMENT AGREEMENT

         Mr. Steinbrun's employment agreement initially provided for a term of one year, commencing April 1, 2003, a total salary of $225,000 and a discretionary bonus based on performance, as determined by our board of directors. Mr. Steinbrun received an immediately vested and exercisable five-year option to purchase up to 50,000 shares of common stock at an exercise price of $0.70 per share under our 2002 Employee Stock Option Plan.

         Effective as of November 1, 2003, we amended the employment agreement with Mr. Steinbrun to provide for an increase in his annual compensation to $250,000 and for an extension of the term of the employment agreement through April 30, 2005. We may elect to terminate Mr. Steinbrun's employment without cause prior to the expiration of the term through prior written notice, provided that we pay to Mr. Steinbrun upon termination the entire balance of the salary that he otherwise would have earned during the remainder of the term.

         Mr. Steinbrun is entitled to an automobile allowance of $600 per month. Upon termination of his employment, he will be entitled to receive all accrued compensation as of the date of termination, accrued but unused vacation and sick leave pay, any reimbursement owed to him for reasonable and necessary business expenses previously incurred and all amounts vested as of the date of termination pursuant to any company profit sharing plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Effective as of October 29, 2002, we established a compensation committee that was composed of Messrs. Gerard and McConnaughy and then-director Mr. Schleizer, who resigned in March 2003. Since April 2003, our compensation committee has been composed of Messrs. Gerard, McConnaughy and Estes. Effective immediately following our 2004 annual stockholders' meeting, our compensation committee will be composed of Messrs. Gerard, McConnuaghy and Giraudo.

          No director who was a member of the compensation committee during fiscal year 2003 was an officer or employee of our company or of our then subsidiary during fiscal year 2003, was formerly an officer of our company or our former subsidiary, or had any relationship requiring disclosure pursuant to
Item 404 of Regulation S-K under the Securities Act of 1933 ("Securities Act"), except that Mr. Estes is the President of Texas Timberjack, Inc., a wholly-owned subsidiary of TreeCon Resources, our former parent. None of our executive officers serves as a member of a compensation committee of another corporation (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers serves on our compensation committee. None of our executive officers serves as a director of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers serves as a member of a compensation committee of another corporation (or other board committee of such corporation performing similar functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers serves as one of our directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The compensation committee reviews and makes recommendations to our board of directors regarding the compensation policy for our company's chief executive officer and other executive officers, including the named executive officers, based upon its discretion, taking into account factors it deems appropriate, such as competitive factors, attainment of our established financial performance criteria, long-term financial and strategic goals and the implementation of key strategic programs and products.

         The compensation committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contributions to our success. We are engaged in a very competitive industry and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.
Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted in any year with respect to each of our named executive officers. It is the policy of the board of directors that, to the extent possible, compensation will be structured so that the federal income tax deduction limitations will not be exceeded.

         The compensation committee's policy is to provide our executive officers with compensation opportunities that are based upon our financial performance and the executive officers' contribution to that performance. In light of the competitiveness to retain qualified executive officers, the compensation committee also takes into consideration whether the compensation offered to our executive officers is competitive enough to attract and retain highly skilled individuals.

         The compensation committee also offers alternative sources of compensation, such as incentive stock options, to the executive officers. Options provide executive officers with the opportunity to buy and maintain an equity interest in our company and to share in the appreciation of the value of our common stock. In addition, if a participant were to leave prior to the vesting of the participant's options, the unvested options would be forfeited. This makes it more difficult for competitors to recruit key employees away from us. The compensation committee believes that option grants afford a desirable long-term compensation method because they closely align the interests of management and other employees of our company with stockholder value and motivate our officers to improve our long-term stock market performance.

         During fiscal year 2003 we granted fully-vested five-year stock options under our 2002 Employee Stock Option Plan at an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant to James Rudis to purchase 300,000 shares; to John L. Steinbrun to purchase 50,000 shares; to Richard A. Horvath to purchase 20,000 shares; and to William E. Shatley to purchase 150,000 shares. Our board of directors considered the employment terms, total compensation and past and anticipated future contributions to our company when determining the terms of these options.

         Concurrently with the restructuring of our financing arrangements with LLCP and Pleasant Street, we amended our employment arrangements with our Chief Executive Officer and President and with our Chief Financial Officer. Our employment contract with Mr. Rudis, our Chief Executive Officer and President, was amended on October 30, 2003. The amendment provided, among other things, for an increase in his annual compensation to $275,000 from $230,000 to fairly recognize his unique leadership skills and management responsibilities. This amendment also provided that the term of Mr. Rudis' employment agreement be extended to end on October 31, 2006 and shall continue to extend from year to year thereafter unless terminated by us upon giving minimum notice of at least ninety days prior to the expiration of the initial term of the anniversary or renewal date of the beginning of the next annual extension period.

         On April 1, 2003, we entered into an employment agreement with Mr. Steinbrun, our Chief Financial Officer, which initially provided for a term of one year, a total salary of $225,000 and a discretionary bonus based on performance, as determined by our board of directors. Effective as of November 1, 2003, we amended the employment agreement with Mr. Steinbrun to provide for an increase in his annual compensation to $250,000 to adequately compensate him for his performance and responsibilities. Mr. Steinbrun's employment contract was also extended through April 30, 2005. We may elect to terminate Mr. Steinbrun's employment without cause prior to the expiration of the term through prior written notice, provided that we pay to Mr. Steinbrun upon termination the entire balance of the salary that he otherwise would have earned during the remainder of the term.

         Our policy is not to disclose target levels with respect to specific quantitative or qualitative performance-related factors or factors considered to involve confidential business information, because their disclosure would have an adverse effect on our company.

                                            COMPENSATION COMMITTEE:

                                            John E. McConnaughy, Jr., Chairman
                                            Geoffrey A. Gerard
                                            Harold Estes

BOARD AUDIT COMMITTEE REPORT

         The audit committee of our board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed our audited financial statements, both with and without management present. In addition, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based upon the audit committee's review and discussions with management and the independent auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for fiscal year 2003, for filing with the Commission.

                                           AUDIT COMMITTEE:

                                           John E. McConnaughy, Jr., Chairman
                                           Geoffrey A. Gerard
                                           Harold Estes


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the close of business on September 7, 2004, the record date, a total of 14,805,556 shares of our common stock and 23.57 shares of our Series A Convertible Preferred Stock (currently convertible into 283,076 shares of our common stock) were outstanding. The following table sets forth certain information as of that date regarding the beneficial ownership of our voting stock by:

         o    each of our directors and director nominees;

         o each of our executive officers named in the summary compensation table;

         o all of our directors, director nominees and executive officers as a group; and

         o each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting stock as of the date of the table.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of voting stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying convertible notes or convertible preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

         The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Except as indicated below, the address for each named beneficial owner is the same as ours.


                                                                    BENEFICIAL OWNERSHIP OF VOTING STOCK
                                                       -----------------------------------------------------------
                                                                                      NUMBER         PERCENTAGE OF
             NAME OF BENEFICIAL OWNER                      TITLE OF CLASS            OF SHARES            CLASS
----------------------------------------------------   --------------------     ------------------   -------------
 Levine Leichtman Capital Partners II, L.P..........          Common                5,688,022(1)         37.7%
                                                      Series A Convertible
                                          ..........         Preferred                   23.57           100.0%
 Harold Estes.......................................          Common                2,116,150(2)         14.6%
 John E. McConnaughy, Jr............................          Common                  512,200(3)          3.4%
 James Rudis........................................          Common                  578,950(4)          3.8%
 William E. Shatley.................................          Common                  352,350(5)          2.4%
 John L. Steinbrun..................................          Common                  219,900(6)          1.5%
 Geoffrey A. Gerard.................................          Common                   52,000(7)          *
 Richard A. Horvath.................................          Common                   25,750(8)          *
 Alexander Auerbach.................................          Common                       --            --
 Louis J. Giraudo...................................          Common                       --            --
 Alexander Rodetis, Jr..............................          Common                       --            --
 All directors, director nominees and executive
    officers as a group (10 persons)................          Common                3,907,300(9)         26.4%
___________

*    Less than 1.0%.

(1) Includes 200 shares of common stock underlying two warrants and 283,076 shares of common stock underlying 23.57 shares of Series A Convertible Preferred Stock held by Levine Leichtman Capital Partners II, L.P. ("LLCP"). LLCP California Equity Partners II, L.P., a California limited partnership ("LLCP California"), is the sole general partner of LLCP. Levine Leichtman Capital Partners, Inc., a California corporation ("LLCP Inc."), is the sole general partner of LLCP California. Arthur E. Levine is a director, the president and a shareholder of LLCP Inc. Lauren B. Leichtman is a director, the chief executive officer and a shareholder of LLCP Inc. The address of each of LLCP, LLCP California, LLCP Inc., Mr. Levine and Ms. Leichtman is c/o Levine Leichtman Capital Partners II, L.P., 335 North Maple Drive, Suite 240, Beverly Hills, California 90210.

(2) Mr. Estes' address is 6004 South US Highway 59, Lufkin, Texas 75901. Includes 50,000 shares of common stock underlying options.

(3)  Includes 50,000 shares of common stock underlying options.

(4)  Includes 300,000 shares of common stock underlying options.

(5) Includes 150,000 shares of common stock underlying options and 79,100 shares of common stock that Mr. Shatley may be deemed to beneficially own as a general partner in a family limited partnership.

(6)  Includes 50,000 shares of common stock underlying options.

(7)  Represents shares of common stock underlying options.

(8)  Includes 20,000 shares of common stock underlying options.

(9) Includes 672,000 shares of common stock underlying options and 79,100 shares of common stock that Mr. Shatley may be deemed to beneficially own as a general partner in a family limited partnership.

SPIN-OFF, CHANGE IN CONTROL AND STOCK SPLIT

         On October 29, 2002, TreeCon Resources (formerly Overhill Corporation) accomplished a spin-off by distributing, in the form of a dividend, 100% of its ownership of our common stock, representing 99% of our then issued and outstanding shares of common stock, to TreeCon Resources stockholders of record as of September 30, 2002. At the time of the spin-off, the remaining 1% of our outstanding shares of common stock was held by Durham Capital Corporation, a consulting firm that was not affiliated with us. TreeCon Resources stockholders each received one share of Overhill Farms, Inc. common stock for every two shares of TreeCon Resources common stock they owned as of the date of record. Any TreeCon Resources stockholder entitled to a fractional share under this formula received cash, which was immaterial.

         After a strategic review initiated in fiscal year 2001, TreeCon Resources concluded that its food group, comprised of our company, would be able to grow faster and more effectively as a separate company by being better able to focus on our own strategic priorities and having more efficient access to the financial markets than we could as part of TreeCon Resources. The spin-off was also intended to enable both companies to attract and retain key employees and to reward them with compensation plans directly tied to the success of each business.

         To facilitate the spin-off, in October 2002 our board of directors authorized a stock split of 12,010-shares-for-1, which increased our outstanding common shares, based upon outstanding common shares as of September 29, 2002, to approximately 9.4 million shares. Shares issuable pursuant to the exercise of outstanding warrants and conversion of our Series A Convertible Preferred Stock were proportionately increased. Share and per share data for all periods presented in this proxy statement have been adjusted to reflect the 12,010-shares-for-1 stock split. Our common stock has been traded on AMEX since the spin-off under the symbol "OFI."

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our then existing equity compensation plans as of September 28, 2003.

                                                                                              NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                       BE ISSUED UPON EXERCISE        EXERCISE PRICE       EQUITY COMPENSATION PLANS
                                           OF OUTSTANDING        OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                          OPTIONS, WARRANTS              WARRANTS                  REFLECTED
     PLAN CATEGORY                           AND RIGHTS                 AND RIGHTS               IN COLUMN (A))
-----------------------------------    -----------------------   -----------------------   -------------------------
                                                 (a)                       (b)                        (c)
Equity compensation plans approved
  by security holders                           672,000(1)                  $1.28                    128,000(2)
Equity compensation plans not
  approved by security holders                      --                        --                           --

     Total                                      672,000                     $1.28                    128,000
___________________

(1) Represents shares of common stock underlying options granted under our 2002 Employee Stock Option Plan.

(2) Represents shares of common stock authorized for issuance under our 2002 Employee Stock Option Plan, which plan was adopted by our board of directors and then majority stockholder on September 25, 2002, to be effective as of October 29, 2002. Our 2002 Employee Stock Option Plan provides that if, at any time while that plan is in effect or unexercised options granted under that plan are outstanding, there is an increase or decrease in the number of issued and outstanding shares of common stock of our company through the declaration of a stock dividend or through a recapitalization that results in a stock split, combination or exchange of shares, then appropriate adjustment shall be made in the maximum number of shares authorized for issuance under that plan so that the same proportion of our issued and outstanding shares of common stock will continue to be subject to being optioned under that plan and appropriate adjustment will be made in the number of shares and the exercise price per share then subject to outstanding options so that the same proportion of our issued and outstanding shares will remain subject to purchase at the same aggregate exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time, we made advances to TreeCon Resources for various purposes in the context of our then parent-subsidiary relationship. Additionally, we netted accumulated federal income tax liabilities payable to TreeCon Resources against amounts owed from TreeCon Resources to us. We had approximately $10.5 million in net receivables from TreeCon Resources as of September 29, 2002. During the fiscal years ended September 28, 2003, September 29, 2002 and September 30, 2001, we made cash payments to, or on behalf of, TreeCon Resources of approximately $950,000, $1.2 million and $500,000, respectively for various purposes including tax payments, expense reimbursement and other corporate purposes. In connection with the spin-off, after giving effect to the netting of federal income tax liabilities payable to TreeCon Resources against our receivable from TreeCon Resources, the remaining net intercompany balance of approximately $11.5 million payable to us by TreeCon Resources was cancelled as described below. Also in connection with the spin-off, TreeCon Resources transferred to us two promissory notes made in the amounts of $207,375 and $184,875, made by Mr. Rudis and Mr. Shatley, respectively. These notes became due and payable on September 24, 2003 and are collateralized solely by the common stock of TreeCon Resources. Based on our assessment of the collectibility of these notes, including the value of the subject collateral, we assigned no value to the notes upon their receipt and the notes continued to have no recorded value at September 28, 2003. In connection with the spin-off, TreeCon Resources agreed to indemnify us with respect to any current or future tax liabilities for which we might otherwise be liable resulting from the operations of any entity other than us. We agreed with TreeCon Resources to cancel the remaining net intercompany amounts owed to us of approximately $11.5 million by TreeCon Resources as of October 29, 2002 after obtaining the appropriate consents under our financing arrangements.

         Following the spin-off, Mr. Rudis temporarily remained as a director of TreeCon Resources to facilitate the transition of TreeCon Resources and Overhill Farms, Inc. into two separate companies. Mr. Rudis agreed to resign all positions with TreeCon Resources and did timely resign, prior to December 31, 2003. Among our outside directors we appointed to our board of directors in connection with the spin-off, Harold Estes was appointed to our board of directors. Mr. Estes is the President of Texas Timberjack, Inc., a wholly-owned subsidiary of TreeCon Resources. He was elected as a director of TreeCon Resources in February 1996 and resigned from the TreeCon Resources board of directors in April 1997. Mr. Estes has been President of Texas Timberjack, Inc. since 1984, when he acquired Texas Timberjack, Inc. from Eaton Corporation.

         LLCP, our senior subordinated creditor, is the holder of a secured senior subordinated note that it purchased from us in November 1999 pursuant to a securities purchase agreement. We have amended and restated the securities purchase agreement, the note and various related agreements on several occasions, the latest of which was completed effective October 31, 2003. The second amended and restated secured senior note has a stated principal amount of $28.858 million, bears interest payable monthly at a base rate of 13.5% per annum, subject to increase upon the occurrence of an interest rate event, as defined, or event of default and a maturity date of October 31, 2006. The securities purchase agreement contains various covenants, including financial covenants covering restrictions on capital expenditures, minimum EBITDA and net worth levels and specified debt service and debt to equity ratios. In addition, the terms of the securities purchase agreement prohibit changes in control, including ownership and management personnel and contain customary restrictions on incurring indebtedness and liens, making investments, paying dividends and making loans or advances. The note and all other obligations owing by us to LLCP are secured by subordinated liens on substantially all of our assets. The agreement requires us to pay LLCP, during each January through 2006, annual consulting fees of $180,000.

         In connection with the original securities purchase agreement in 1999, we issued to LLCP a warrant to purchase 166.04 shares of our common stock exercisable immediately at an exercise price of $0.01 per share. The warrant became exercisable for 1,994,141 shares of our common stock at an exercise price of $0.0000008 per share after giving effect to the 12,010-shares-for-1 stock split declared in connection with the spin-off. This warrant was exercised as to 1,994,040 shares in December 2002, with one share being surrendered and cancelled in a cashless exercise and remains exercisable as to 100 shares. At the date of issuance, this warrant was estimated to have a fair value of $2.37 million.

         In 2002 and 2003, we entered into various amendments to our securities purchase agreement with LLCP with respect to, among other things, the consolidation of our facilities and amendments to our financial covenants with it. In exchange for LLCP's consent and agreement to amend the securities purchase agreement and other investment documents and certain other consideration, in January 2002 we issued to it 23.57 shares of our Series A Convertible Preferred Stock valued at $750,000 and in September 2002 we issued to it a warrant to purchase 57.57 shares of our common stock valued at $1.1 million and agreed to pay a refinancing fee in an aggregate amount of $423,000 payable in three installments ending in March 2003. After giving effect to the 12,010-shares-for-1 stock split declared in connection with the spin-off, the shares of Series A Convertible Preferred Stock are convertible into 283,076 shares of our common stock and the warrant was exercisable for 691,416 shares of our common stock at an exercise price of $0.0000008 per share. This warrant was exercised as to 691,315 shares in December 2002, with one share being surrendered and cancelled in a cashless exercise and remains exercisable as to 100 shares. The designations for the Series A Convertible Preferred Stock provide the holder with, among other things, a liquidation preference per share of $31,820.11, plus declared and unpaid dividends, voting rights along with holders of common stock, protective provisions, conversion rights and anti-dilution protection.

         Our original securities purchase agreement with LLCP provided that, immediately following the spin-off, the creditor was entitled to anti-dilution protection so that the shares of common stock issuable upon exercise of its warrants and conversion of its shares of our Series A Convertible Preferred Stock would represent in the aggregate not less than 24.0% of our outstanding shares of capital stock, determined on a fully-diluted basis and including the reservation of shares of common stock for issuance under our 2002 Employee Stock Option Plan. In November 2002, we issued 252,632 shares of our common stock to LLCP representing all shares issuable pursuant to the anti-dilution protection.

         We are party to an amended and restated investor rights agreement with LLCP, as the holder of our equity securities. Under the agreement as amended on October 31, 2003:

         o the holder has the right to designate up to four nominees to our board of directors and Mr. Rudis is obligated to vote his shares of our common stock for those nominee(s);

         o the holder has co-sale rights with respect to shares of our common stock owned by Mr. Rudis such that the holder may either reduce the number of shares that Mr. Rudis can sell to a proposed purchaser so that the holder can sell some of the holder's shares to the proposed purchaser, or the holder may require Mr. Rudis to purchase some of the holder's shares if the purchaser purchases shares only from Mr. Rudis and not from the holder;

         o Mr. Rudis is permitted to sell up to 50,000 shares of our common stock in open market transactions during any fiscal year without complying with the co-sale procedures, but a change in control will occur if Mr. Rudis does not continue directly or beneficially to own or hold 300,000 shares;

         o the holder has a right of first refusal to purchase its pro rata share of certain issuances of our capital stock;

         o we will continue to pay to the holder, or one of its affiliates, an annual consulting fee of $180,000 in each January, through 2006, for its review and analysis of financial matters and participation in an informal operating committee that reviews our budgets, operating plans and related matters. The consulting fees are subject to acceleration in the event of a change in control or the payment in full of all of our obligations under the senior subordinated note we issued to the holder;

         o the agreement contains certain restrictions regarding our ability to grant options to our directors, executive officers, consultants and key employees and to amend any existing stock option plans or adopt or approve any new stock option or stock purchase plans;

         o LLCP has the right to pursue remedies against us and/or Mr. Rudis if there is a breach of Mr. Rudis' liabilities and obligations under the agreement; and

         o Mr. Rudis was obligated to resign and did timely resign, from all of his positions at TreeCon Resources, Inc., our former parent, no later than December 31, 2003.

         On October 31, 2003, we agreed to terminate the equity repurchase option agreement with LLCP, whereby we had the right, under certain circumstances, to repurchase from it the shares of our common stock issuable upon exercise of the warrants and conversion of the shares of our Series A Convertible Preferred Stock it holds.

         In connection with our financing arrangements with LLCP, we entered into an amended and restated registration rights agreement with it, as the holder of the warrant we issued to it, whereby we agreed to register under the Securities Act, shares of our common stock it holds or acquires, which includes shares of our common stock it acquires upon exercise of its warrants to purchase our common stock, conversion of its shares of our Series A Convertible Preferred Stock and any other acquisition of our common stock. In addition, we agreed under certain circumstances, upon the request of the holder, to include its shares of our common stock in a securities registration that we undertake on our behalf or on behalf of others.

         To assist us in meeting our liquidity needs, effective as of April 4, 2003, we entered into amendments to our then-existing securities purchase agreement with LLCP, the note and certain related agreements, pursuant to which LLCP waived our non-compliance with certain covenants under the securities purchase agreement and certain other documents and LLCP purchased from us a secured senior subordinated bridge note in the principal amount of $3.0 million, initially bearing interest at 15% and initially due and payable January 30, 2004, thereby providing us with the liquidity we needed to meet our short-term payment obligations. In a related transaction, LLCP also agreed with Union Bank that it or an LLCP affiliate would acquire Union Bank's senior secured loans to us. Finally, as part of the bridge financing and in substantial consideration for LLCP's financial accommodations, we agreed to issue and sell to LLCP and LLCP agreed to purchase from us, 2,466,759 shares of our common stock for a purchase price of $0.01 per share. We were originally required to issue and sell these shares to LLCP by April 16, 2003, but we were unable to meet that deadline. In addition, we were required to wind up and dissolve our subsidiary Overhill L.C. Ventures, Inc. by June 30, 2003, but we were also unable to meet that deadline. LLCP agreed to extend the issuance date to April 24, 2003 and then, in consideration of the payment by us to LLCP of an amendment fee of $125,000, to July 20, 2003. As discussed below, this deadline was further extended to August 20, 2003.

         After completing the bridge financing and submitting an application to AMEX requesting listing of the shares to be issued to LLCP, AMEX advised us that its approval of our listing application with respect to the issuance and sale of these shares to LLCP would be subject to approval of our stockholders. We obtained a waiver from LLCP for our failure to deliver these shares by July 20, 2003, provided that delivery of these shares was made on or before August 20, 2003. At a meeting of our stockholders held on August 11, 2003, the stockholders approved the issuance of these shares to LLCP; and we obtained AMEX approval and delivered the shares prior to the expiration of the waiver. In connection with this transaction, a debt discount of approximately $1.65 million was recorded and was amortized between April 4, 2003 and October 31, 2003.

         Effective April 16, 2003, Pleasant Street, an affiliate of LLCP, acquired the senior secured loans previously made to us by Union Bank, and we and Pleasant Street amended and restated the senior secured loan arrangements on mutually acceptable terms and conditions. As a result of the repayment of Union Bank, we wrote off unamortized deferred financing costs of approximately $450,000 related to the arrangements with Union Bank. Under the new amended and restated loan and security agreement with Pleasant Street, $12.117 million owing to Union Bank on the effective date plus additional amounts newly advanced to us by Pleasant Street, $1.883 million, together with the $3.0 million owing to LLCP under the bridge note described above, were combined into a new $17.0 million Term A Loan, bearing interest at no less than 10%, subject to periodic adjustments and due and payable on November 30, 2003. An additional $5.0 million advanced by Pleasant Street to us as of the effective date is evidenced by a Term B Loan, initially bearing interest at 15% and initially due and payable January 30, 2004. We used $3.0 million of proceeds from Term Loan A to repay the outstanding principal amounts of the term note issued to LLCP on April 4, 2003. The senior term loans may be prepaid without premium or penalty. The amended and restated loan and security agreement with Pleasant Street contains various covenants, including financial covenants covering restrictions on capital expenditures, minimum levels of EBITDA and net worth and specified debt service and debt to equity ratios. In addition, the terms of the loan and security agreement prohibit changes in control, including ownership and certain management personnel and contain customary limitations on indebtedness and liens, making investments, paying dividends and making loans or advances. The senior notes and all other obligations owing by us to Pleasant Street are collateralized by substantially all of our assets.

         At September 28, 2003, we were not in compliance with certain of the financial and other covenants of our agreements with LLCP and Pleasant Street, including, among other things, our failure to observe the limitations on indebtedness relating to trade accounts payable, failure to comply with certain payment plans and our failure to liquidate Overhill Ventures before August 20, 2003. Subsequent to September 28, 2003, we reached agreement with each of LLCP and Pleasant Street wherein the lenders waived specified events of default by us under the then existing agreements and further agreed to a refinancing of all indebtedness owing by us to LLCP and Pleasant Street as described below.

         On October 31, 2003, we entered into refinancing arrangements with LLCP and Pleasant Street in order to obtain an aggregate of $5,000,000 of additional funds to finance our accounts receivable, to build up our inventory levels and for other working capital purposes, to reduce the base rates of interest on and extend the maturity dates of the note held by LLCP and the loans made by Pleasant Street, to amend the financial covenants and certain other provisions contained in the relevant investment documents with respect to LLCP and the relevant loan documents with respect to Pleasant Street and to obtain waivers of specified events of default under then existing agreements with LLCP and Pleasant Street.

         As part of the October 31, 2003 refinancing, we and LLCP amended our existing securities purchase agreement to, among other things, amend the financial covenants and certain event of default and other provisions. In addition, LLCP waived certain specified events of default. As described above, we issued to LLCP a second amended and restated secured senior subordinated note due October 31, 2006 in the stated principal amount of $28.858 million in exchange for the surrender by LLCP of the existing $24.658 million senior subordinated note and $4.2 million in additional cash funds. The replacement note has a base rate of interest that was reduced from 15% to 13.5%, subject to increase upon the occurrence of an interest rate event, as defined, or event of default and an extended maturity date from October 31, 2003 to October 31, 2006. We paid LLCP amendment and new capital fees in the aggregate amount of $352,800.

         Also as part of the October 31, 2003 refinancing, Pleasant Street and we amended our existing loan and security agreement to amend the financial covenants and various other provisions. Pleasant Street waived certain specified events of default. In addition, Pleasant Street made an additional term loan to us in the principal amount of $800,000 and surrendered the note evidencing the existing Term A Loan in exchange for a second amended and restated senior Term A note in the principal amount of $17.8 million. The annual interest rate on the in-formula portion of the Term A Loan was reduced from 10% to 5.5%. The annual interest rate on the $5.0 million Term B Loan was reduced from 15% to 12%. The interest rates on the Term A Loan and Term B Loan are subject to increase upon the occurrence of any interest rate event, as defined, or event of default as provided in the notes that evidence those loans. The maturity dates of the Term A Loan and the Term B Loan were extended to October 31, 2006 from November 30, 2003 and January 30, 2004, respectively. The Term B Loan was modified to be a monthly amortizing term loan. The prepayment terms of the Term A Loan and the Term B Loan were modified to provide, among other things, that we will make mandatory prepayments of annual excess cash flow, if any. We paid Pleasant Street amendment and new capital fees in the aggregate amount of $67,200.

         We did not meet the level "A" fixed charges requirement of the loan and security agreement with Pleasant Street at June 27, 2004, which has triggered an interest rate event. However, we did meet the level "B" fixed charges requirement and therefore, no event of default, as defined in the loan documents, has occurred. We did meet all of our other level "A" requirements, including the earnings before interest, taxes depreciation and amortization requirement. The level "A" fixed charges requirement was not met because of management's decision to make a capital expenditure in the third quarter of fiscal year 2004. The capital expenditure was made to secure cost savings and to meet the production requirements of a significant customer. As a result of the interest rate event, interest rates rose on June 28, 2004 from 5.5% to 7.5% on the in-formula portion of the Term A Loan, from 12% to 14% on the Term B Loan and from 13.5% to 15.5% on the senior subordinated note. Interest rates increased further on July 1, 2004 by 0.25% and on August 11, 2004 by 0.25% due to increases in the prime rate. The fixed charges covenant is measured quarterly and the increases in interest rates that were due to the interest rate event will remain in effect until the end of the first full quarter in which we meet the fixed charges requirement.

         In February and March 2003, we were a party to a consulting agreement with Steinbrun, Hughes and Assoc. dba The Steinbrun Group ("SHA"), a business and financial consulting firm. We engaged SHA to provide management consulting services with the long-term objective of maintaining and improving our financial position and profitability. Mr. Steinbrun, who became our Senior Vice President and Chief Financial Officer on April 1, 2003, is a stockholder, director and officer of SHA. We paid to SHA $80,400 for services rendered under the consulting agreement. These fees totaled more than 5% of SHA's gross revenues for its fiscal year ended December 31, 2003.

         Effective December 15, 2003, we engaged SHA to search for candidates to place in either vacant or newly created positions within our company and to provide a consultant to temporarily fill a vacant position. We paid to SHA $89,643 for services rendered under this engagement through September 15, 2004. These fees totaled more than 5% of SHA's estimated gross revenues for its fiscal year ending December 31, 2004.

         In February 2004, we engaged Alexander Auerbach & Co., Inc. ("AAPR") for public relations and marketing services. AAPR provides public relations, media relations and communications marketing services to support the sales activity of our company. Alexander Auerbach, who is a director and director nominee, is a stockholder, director and officer of AAPR. We paid to AAPR $24,392 for services rendered under this engagement through September 15, 2004. These fees did not total more than 5% of AAPR's estimated gross revenues for its fiscal year ending January 31, 2005.

         We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Directors' Compensation."

         The interest of the particular director, executive officer or security holder in each matter described above was disclosed to our board of directors before our board of directors approved the matter.

AUDIT AND NON-AUDIT FEES

         We anticipate that a representative of Ernst & Young LLP, our independent auditors for fiscal year 2003 and our current fiscal year, will be present at our 2004 annual stockholders' meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal years 2003 and 2002 and fees billed for other services rendered by Ernst & Young LLP:

                                                    2003            2002
                                                 ----------      ----------
        Audit Fees.....................            $312,500        $578,355
        Audit-Related Fees.............              18,000          77,000
        Tax Fees.......................              26,620          16,500
                                                 ----------      ----------
        All Other Fees.................            $357,120        $671,855

         Fees for audit services include fees associated with the annual audit and the reviews of our quarterly reports on Form 10-Q. Audit-related fees in 2002 principally included payments for the review of our Form 10 registration statement. Tax fees included tax compliance, tax advice and tax planning.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

         Our audit committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the audit committee prior to the completion of the audit.


                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2005 annual stockholders' meeting must be received by us by May 20, 2005 in order to be considered for inclusion in our proxy materials relating to our 2005 annual stockholders' meeting. Such proposals should be addressed to our secretary and may be included in next year's annual stockholders' meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices in accordance with the advance notice provisions of our bylaws.

         Our bylaws provide that nominations of persons for election to our board of directors may be made by any stockholder of the corporation entitled to vote for the election of directors at a meeting if appropriate written notice of the stockholder's intent to make a nomination is delivered to or mailed and received by our secretary at our principal executive offices not later than: (1) with respect to an election to be held at an annual stockholders' meeting, 90 days prior to the date one year after the immediately preceding annual meeting of stockholders, or (2) with respect to an election to be held at a special stockholders' meeting, the close of business on the tenth day following the date on which notice of the special meeting is first given to stockholders. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in full compliance with this procedure.

         Our bylaws provide that for all other proposals to be timely, an appropriate stockholder's notice must be received by us at our principal executive offices not less than 20 days nor more than 50 days prior to next year's annual stockholders' meeting, except that if we give less than 30 days' notice or prior public disclosure of the date of the meeting, notice by a stockholder to be timely must be received by us not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or publicly disclosed. If the presiding officer at the annual meeting determines and declares that a stockholder who wishes to bring business before the annual meeting has failed to comply with this notice procedure, then the business proposed by the stockholder shall not be transacted.


                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. From the time our common stock began trading publicly on November 1, 2002, our common stock has been traded on AMEX under the symbol "OFI."


                                  ANNUAL REPORT

         A copy of our annual report on Form 10-K for the fiscal year ended September 28, 2003, as filed with the Commission (exclusive of exhibits), accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy solicitation material.

         Additional copies of our annual report (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Overhill Farms, Inc., Attention: Investor Relations, 2727 East Vernon Avenue, Vernon, California 90058, telephone (323) 582-9977. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including our annual report, can be found free of charge on the worldwide web at http://www.sec.gov.

                                  OTHER MATTERS

         In accordance with our bylaws, only business brought before the meeting by or at the direction of our board of directors or by any stockholder who complies with the advance notice procedures set forth in our bylaws may be conducted. As of the date of this proxy statement, our board of directors does not know of any other matter that will be brought before the meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement of the meeting, the person or persons voting the proxies will vote on that matter in accordance with their best judgment and discretion.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Dated: September 17, 2004

APPENDIX A

                              OVERHILL FARMS, INC.

                       AMENDED AND RESTATED CHARTER OF THE

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS



PURPOSE

         The purpose of the Audit Committee (the "Audit Committee") of Overhill Farms, Inc. (the "Corporation") is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities by:

         o Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Reviewing and appraising the audit efforts of the Corporation's independent accountants.

         o Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

COMPOSITION

     The Audit Committee shall consist of three or more directors as determined by the Board of Directors, each of whom shall be independent as and to the extent required by federal securities laws and applicable requirements of the American Stock Exchange or the principal exchange or system on which the Corporation's common stock is traded, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. In determining whether any director is independent, the Board of Directors shall take into consideration, among other things, the requirements of the principal exchange or system on which the Corporation's common stock is traded and applicable requirements under the federal securities laws. Directors who are affiliates of the Corporation, or are officers or employees of the Corporation or of its subsidiaries, will not be considered independent.

     All members of the Audit Committee must be able to read and understand fundamental financial statements, including a corporation's balance sheet, income statement, and cash flow statement, at least one member of the Audit Committee is to have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least one member of the Audit Committee shall qualify as an "audit committee financial expert" as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

     The members of the Audit Committee are to be elected by the Board of Directors and shall serve until their successors are duly elected and qualified. Unless a Chairman of the Audit Committee is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

MEETINGS

         The Audit Committee shall meet on at least a quarterly basis and shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Audit Committee. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. The Audit Committee should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants are to be ultimately accountable to the Audit Committee, and the Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review
     ------------------------

         1. Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

         2. Review the Corporation's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form l0-Q prior to their filing and prior to the release of earnings.

         4. Review and discuss with management and the independent accountants any material financial or non-financial arrangements of the Corporation that do not appear on the financial statements of the Corporation.

         Independent Accountants
         -----------------------

         5. Select the independent accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

         6. At least annually, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships the independent accountants and their related entities have with the Corporation and its related entities, consistent with Independence Standards Board Standard No. 1 (or any successor thereto), and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that in the independent accountants' professional judgment may reasonably be thought to bear on the objectivity and independence of the independent accountants.

         7. At least annually, obtain written confirmation from the independent accountants that, in the independent accountants' professional judgment, the independent accountants are "independent" of the Corporation within the meaning of the federal securities laws.

         8. Take or recommend that the Board of Directors take, any appropriate action to oversee the independence of the independent accountants.

         9. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         10. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

         11. Pre-approve all auditing services to be provided by the independent accountants to the Corporation (including comfort letters in connection with securities underwritings).

         12. Pre-approve all non-audit services to be provided by the independent accountants to the Corporation unless: (a) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Corporation to its independent accountants during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

         13. The Audit Committee shall have the authority to delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of audit and non-audit services. The decisions of any such member to pre-approve such services shall be presented to the full Audit Committee at its scheduled meetings.

         14. Discuss with any registered public accounting firm that performs an audit for the Corporation (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

     Financial Reporting Processes
     -----------------------------

         15. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

         16. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         17. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

         18. Establish regular and separate reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         19. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         20. Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         21. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

         22. Prior to the filing of any periodic report of the Corporation under the Securities Exchange Act of 1934, receive confirmation from the Corporation's principal executive and principal accounting officers that they have disclosed to the Corporation's independent accountants and the Audit Committee: (1) all significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the Corporation's ability to record, process, summarize, and report financial information; (2) any material weaknesses in internal controls; and (3) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting.

         23. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters.

         24. Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

     Ethical and Legal Compliance
     ----------------------------

         25. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interest and other improprieties.

         26. The Audit Committee shall have the authority to retain and compensate such independent counsel, experts, and other advisors as it determines necessary to carry out its duties.

         27. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

         28. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

         29. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

         30. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

APPENDIX B

                              OVERHILL FARMS, INC.

                         COMPENSATION COMMITTEE CHARTER

PURPOSE

     The purpose of the Compensation Committee of Overhill Farms, Inc. (the "Company") established pursuant to this charter is to (i) act as administrator of the Company's various stock option plans and stock plans (collectively, the "Plans") as described in each of the Plans, (ii) review forms of compensation to be provided to the officers and employees of the Company, including stock compensation, (iii) grant options to purchase common stock of the Company to employees and executive officers of the Company and (iv) review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the directors of the Company, including stock compensation. The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

MEMBERSHIP

     The Compensation Committee shall consist of a minimum of two (2) "non-employee directors" of the Company as such term is defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Compensation Committee will be outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and will meet the independence requirements of the American Stock Exchange or such other principal exchange or system on which the Company's common stock then trades. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

RESPONSIBILITIES

     The responsibilities of the Compensation Committee are set forth below:

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding the compensation policy for executive officers and directors of the Company, and such other officers of the Company as directed by the Board of Directors.

         o The Compensation Committee shall review and approve the Company's compensation policy regarding all forms of compensation (including, to the extent relevant, all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the officers and employees of the Company.

         o The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all forms of compensation (including, to the extent relevant, all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the non-employee directors of the Company.

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company's employees and officers and the criteria by which bonuses to the Company's employees and officers are determined.

         o The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all bonus and stock compensation to all employees of the Company.

         o The Compensation Committee shall act as administrator (as described in each of the Plans) of the Plans within the authority delegated by the Board of Directors. In its administration of the Plans, the Compensation Committee may, (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in compliance with Rule 16b-3 thereunder) and (ii) amend such stock options or stock purchase rights in accordance with the terms of the Plans.

         o The Compensation Committee shall review and make recommendations to the Board of Directors with respect to amendments to the Plans and changes in the number of shares reserved for issuance thereunder.

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company.

         o The Compensation Committee shall prepare a report (to be included in the Company's proxy statement) that describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company's performance; and (c) the Compensation Committee's executive compensation policies applicable to executive officers.

         o The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed charges to the Board of Directors for approval.

MEETINGS

     It is anticipated that the Compensation Committee will meet at least twice each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES

     The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

APPENDIX C

                              OVERHILL FARMS, INC.

                   NOMINATING AND GOVERNANCE COMMITTEE CHARTER

PURPOSE

     The primary responsibilities of the Nominating and Corporate Governance Committee ("Committee") of the Board of Directors ("Board") of Overhill Farms, Inc. ("Company") are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles applicable to the Company; and (vi) provide oversight in the evaluation of the Board and each committee.

COMPOSITION

     The Committee shall be comprised of two or more directors, each of whom shall satisfy the independence requirements established by the rules of the American Stock Exchange or the principal exchange or system on which the Corporation's common stock is traded. The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

     A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

     The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

MEETINGS

     The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

     The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

RESPONSIBILITIES AND AUTHORITY

     To fulfill its responsibilities and duties hereunder, the Committee shall:

         a. NOMINATING FUNCTIONS

         i. Evaluate and select, or recommend to the Board, director nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

         ii. Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

         iii. Consider any nominations of director candidates validly made by stockholders.

         iv. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

         b. CORPORATE GOVERNANCE FUNCTIONS

         i. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. Such principles may include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

         ii. Provide for and review prompt disclosure to the public of any change in, or waiver of, the Company's codes of conduct and ethics, and review the codes periodically and recommend changes to the codes as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with the codes.

         iii. Review, at least annually, the Company's compliance with the corporate governance listing requirements of the American Stock Exchange or such other principal exchange or system on which the Company's common stock is traded, and report to the Board regarding the same.


         iv. Assist the Board in developing criteria for the evaluation of Board and committee performance.

         v. Evaluate the Committee's own performance on an annual basis.

         vi. Develop orientation materials for new directors and corporate governance-related continuing education for all Board members.

         vii. Make regular reports to the Board regarding the foregoing.

         viii. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

         ix. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX D


                                                                    COMMON STOCK

                              OVERHILL FARMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2004 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 28, 2004

         The undersigned hereby appoints James Rudis and Richard A. Horvath, or either of them individually, the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of common stock of Overhill Farms, Inc. (the "Company") held of record by the undersigned at the close of business on September 7, 2004, at the 2004 annual meeting of stockholders to be held on October 28, 2004 at 9:00 a.m. local time, at the Company's principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058 and at any and all adjournments and postponements thereof. The Company's board of directors recommends a vote "FOR" the following proposal as designated on the reverse side:

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              OVERHILL FARMS, INC.

                                OCTOBER 28, 2004

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR
                           THE ELECTION OF DIRECTORS.

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1. To consider and vote upon a proposal to elect nine nominees to the Company's board of directors:

                                                    NOMINEES:
[ ]   FOR ALL NOMINEES                              0 James Rudis
                                                    0 John L. Steinbrun
[ ]   WITHHOLD AUTHORITY                            0 William E. Shatley
      FOR ALL NOMINEES                              0 Harold Estes
                                                    0 Geoffrey A. Gerard
[ ]   FOR ALL EXCEPT                                0 John E. McConnaughy, Jr.
      (See instructions below)                      0 Alexander Auerbach
                                                    0 Louis J. Giraudo
                                                    0 Alexander Rodetis, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

2. The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposal indicated. All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.
--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

--------------------------------------------------------------------------------
Signature of Stockholder                                   Date:
                         --------------------------------        ---------------
Signature of Stockholder                                   Date:
                         --------------------------------        ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.  [   ]

                                            SERIES A CONVERTIBLE PREFERRED STOCK

                              OVERHILL FARMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2004 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 28, 2004

         The undersigned hereby appoints James Rudis and Richard A. Horvath, or either of them individually, the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of Series A Convertible Preferred Stock of Overhill Farms, Inc. (the "Company") held of record by the undersigned at the close of business on September 7, 2004, at the 2004 annual meeting of stockholders to be held on October 28, 2004 at 9:00 a.m. local time, at the Company's principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058 and at any and all adjournments and postponements thereof. The Company's board of directors recommends a vote "FOR" the following proposal as designated on the reverse side:

                (Continued and to be signed on the reverse side)



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


                        ANNUAL MEETING OF STOCKHOLDERS OF

                              OVERHILL FARMS, INC.

                                OCTOBER 28, 2004

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.
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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR
                           THE ELECTION OF DIRECTORS.

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
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1. To consider and vote upon a proposal to elect nine nominees to the Company's board of directors:

                                                    NOMINEES:
[ ]   FOR ALL NOMINEES                              0 James Rudis
                                                    0 John L. Steinbrun
[ ]   WITHHOLD AUTHORITY                            0 William E. Shatley
      FOR ALL NOMINEES                              0 Harold Estes
                                                    0 Geoffrey A. Gerard
[ ]   FOR ALL EXCEPT                                0 John E. McConnaughy, Jr.
      (See instructions below)                      0 Alexander Auerbach
                                                    0 Louis J. Giraudo
                                                    0 Alexander Rodetis, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

2. The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposal indicated. All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.
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To change the address on your account, please check the box at right and [ ]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder                                   Date:
                         --------------------------------        ---------------
Signature of Stockholder                                   Date:
                         --------------------------------        ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.  [  ]



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